UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 4, 2016

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Boulevard

San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Merger Agreement

On April 4, 2016 (the “Closing Date”), ResMed Corp., a Minnesota corporation (“ResMed Corp.”) and wholly-owned subsidiary of ResMed Inc. (“ResMed”) completed its previously announced acquisition of Brightree LLC, a Delaware limited liability company (“Brightree”), in accordance with that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Eagle Acquisition Sub LLC, a Delaware limited liability company (“Merger Sub”) and wholly-owned subsidiary of ResMed Corp., Brightree, and Shareholder Representative Services, LLC, as the representative of the Brightree Security Holders (defined below), dated February 19, 2016. Pursuant to the Merger Agreement, Merger Sub merged with and into Brightree, with Brightree continuing as the surviving entity and a wholly-owned subsidiary of ResMed Corp. (the “Merger”). ResMed is also a party to the Merger Agreement, but solely to issue restricted stock units to certain Brightree employees and to guarantee the discharge of all ResMed Corp. and Merger Sub’s payment and performance obligations under the Merger Agreement. Brightree is a leader in business management and clinical software applications for the post-acute care industry.

On the Merger’s closing (the “Closing”), ResMed Corp. paid $800 million in cash (subject to certain adjustments set forth in the Merger Agreement) (the “Merger Consideration”) to the holders of all issued and outstanding Brightree units and all outstanding options, warrants and other rights to receive Brightree units (collectively, the “Brightree Security Holders”). At the Closing, $5 million of the Merger Consideration was contributed into an escrow (the “Escrow Account”) to secure Brightree Security Holders’ payment obligations with respect to the working capital, transfer taxes and ResMed Corp.’s indemnification rights for certain matters, including the breach of or inaccuracy in the representations and warranties regarding Brightree, pre-closing taxes and any inaccuracies in the spreadsheet provided by Brightree setting forth per unit closing consideration for each issued and outstanding class of units. The Escrow Account will expire 12 months after the closing of the Merger (the “Expiration Date”). The portion of the Escrow Account that has not been reduced by any claims and is not subject to any unresolved claims will be released to the Brightree Security Holders on the first business day after the Expiration Date.

This description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to ResMed’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2016, and the terms of which are incorporated herein by reference.

On the Closing Date, in connection with the Merger, ResMed entered into a First Amendment to Credit Agreement dated the Closing Date (the “First Amendment”), which amends ResMed’s existing Credit Agreement dated October 31, 2013, by and among ResMed, as borrower, the lenders party thereto, MUFG Union Bank, N.A., as administrative agent, joint lead arranger, swing line lender and letter of credit issuer and HSBC Bank USA, National Association, as syndication agent and joint lead arranger (the “Revolving Credit Agreement”). The First Amendment among other things, (i) increases the size of ResMed’s senior unsecured revolving credit facility from $700 million to $1 billion (the “Revolving Credit Facility”), with an uncommitted option to increase the Revolving Credit Facility by an additional $300 million and (ii) makes other modifications to provide for the Merger. ResMed’s obligations under the Revolving Credit Agreement (as amended by the First Amendment) are also guaranteed by certain of ResMed’s direct and indirect United States subsidiaries, including ResMed Corp., ResMed Motor Technologies Inc., Birdie Inc., and Inova Labs, Inc., under an unconditional guaranty and related documents. The First Amendment contemplates that Brightree, Brightree Services LLC, Brightree Home Health & Hospice LLC and Strategic AR LLC will be joined as guarantors within 30 days after the Closing Date (or such later date as the administrative agent shall agree in its sole discretion). ResMed’s obligations under the Revolving Credit Agreement remain unsecured. On the Closing Date, part of the proceeds from the funding of the Revolving Credit Facility were used to pay part of the Merger Consideration and to pay fees and expenses in connection with the Merger, the First Amendment and the Term Loan Credit Agreement (defined below).

Also on the Closing Date, in connection with the Merger, ResMed entered into a credit agreement dated the Closing Date, by and among ResMed, as borrower, the lenders party thereto, MUFG Union Bank, N.A., as administrative agent, joint lead arranger and joint book runner, HSBC Bank USA, National Association, as joint lead arranger and joint book runner and HSBC Bank Australia Limited, as joint lead arranger and joint book runner (the “Term Loan Credit Agreement”), providing a $300 million senior unsecured one-year term loan credit facility (the “Term Loan Credit Facility”). ResMed’s obligations under the Term Loan Credit Agreement are also guaranteed by certain of ResMed’s direct and indirect United States subsidiaries, including ResMed Corp., ResMed Motor Technologies Inc., Birdie Inc., and Inova Labs, Inc., under an unconditional guaranty (the “Unconditional Guaranty”). The Term Loan Credit Agreement contemplates that Brightree, Brightree Services LLC, Brightree Home Health & Hospice LLC and Strategic AR LLC will be joined as guarantors within 30 days after the Closing Date (or such later date as the administrative agent shall agree in its sole discretion). The Term Loan Credit Facility terminates April 3, 2017, when all unpaid principal and interest under the loans must be repaid. The outstanding principal amount due under the Term Loan Credit Facility will bear interest at a rate equal to LIBOR plus 1.0% to 2.0% (depending on the then-applicable leverage ratio) or the Base Rate (as defined in the Term Loan Credit Agreement) plus 0.0% to 1.0% (depending on the then-applicable leverage ratio). On the Closing Date, the proceeds from the funding of the Term Loan Credit Facility were used to pay a portion of the Merger Consideration and to pay fees and expenses in connection with the Merger, the First Amendment and the Term Loan Credit Agreement.

The obligations of ResMed under the Term Loan Credit Agreement are unsecured. The Term Loan Credit Agreement contains customary covenants, including certain financial covenants and an obligation that ResMed maintain certain financial ratios, including a maximum ratio of funded debt to EBITDA (as defined in the Term Loan Credit Agreement) and an interest coverage ratio. The entire principal amount of the Term Loan Credit Facility and any accrued but unpaid interest may be declared immediately due and payable if an Event of Default occurs (as defined in the Term Loan Credit Agreement). Events of Default under the Term Loan Credit Agreement include (but are not limited to) failure to make payments when due, a default in the performance of any covenants in the Term Loan Credit Agreement or related documents or certain changes of control of ResMed, ResMed Corp., ResMed Motor Technologies Inc., Birdie Inc., Inova Labs, Inc., ResMed Ltd, ResMed Holdings Ltd/LLC or ResMed EAP Holdings LLC.

The above descriptions of the First Amendment, the Term Loan Credit Agreement and the Unconditional Guaranty do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the First Amendment, the Term Loan Credit Agreement and the Unconditional Guaranty, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the discussion under Item 2.01 above, which is incorporated under this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On April 4, 2016, ResMed issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the completion of the Merger.

The information contained in this Item 7.01 of Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

ResMed intends to file with the SEC the financial statements relating to the Merger described in Item 2.01 under cover of Form 8-K/A, no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

ResMed intends to furnish pro forma financial information relating to the Merger described in Item 2.01 above under cover of Form 8-K/A with the Commission no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated February 19, 2016, by and among ResMed Corp., Eagle Acquisition Sub LLC, Brightree LLC, Shareholder Representative Services LLC and ResMed (incorporated herein by reference to Exhibit 2.1 of ResMed’s Current Report on Form 8-K filed with the SEC on February 22, 2016).*

10.1	First Amendment to Credit Agreement, dated as of April 4, 2016, by and among ResMed, the lenders party thereto, MUFG Union Bank, N.A., as administrative agent, joint lead arranger, swing line lender and letter of credit issuer and HSBC Bank USA, National Association, as syndication agent and joint lead arranger.

10.2	Credit Agreement, dated as of April 4, 2016, by and among ResMed, the lenders party thereto, MUFG Union Bank, N.A., as administrative agent, joint lead arranger and joint book runner, HSBC Bank USA, National Association, as joint lead arranger and joint book runner and HSBC Bank Australia Limited, as joint lead arranger and joint book runner.

10.3	Unconditional Guaranty dated as of April 4, 2016, by ResMed Corp., ResMed Motor Technologies Inc., Birdie Inc., and Inova Labs, Inc. in favor of MUFG Union Bank, N.A., as administrative agent.

99.1	Press Release dated April 4, 2016.

*	Exhibits and schedules have been omitted as authorized by Item 601(b)(2) of Regulation S-K. ResMed will supplementally furnish copies of any of the omitted exhibits and schedules if the SEC requests; provided, however, that ResMed may request confidential treatment for any exhibits or schedules it furnishes, under Rule 24b-2 of the Exchange Act.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934, as amended.

RESMED INC.

Date: April 4, 2016	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Chief administrative officer, global general counsel and secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated February 19, 2016, by and among ResMed Corp., Eagle Acquisition Sub LLC, Brightree LLC, Shareholder Representative Services LLC and ResMed (incorporated herein by reference to Exhibit 2.1 of ResMed’s Current Report on Form 8-K filed with the SEC on February 22, 2016).

10.1	First Amendment to Credit Agreement, dated as of April 4, 2016, by and among ResMed, the lenders party thereto, MUFG Union Bank, N.A., as administrative agent, joint lead arranger, swing line lender and letter of credit issuer and HSBC Bank USA, National Association, as syndication agent and joint lead arranger.

10.2	Credit Agreement, dated as of April 4, 2016, by and among ResMed, the lenders party thereto, MUFG Union Bank, N.A., as administrative agent, joint lead arranger and joint book runner, HSBC Bank USA, National Association, as joint lead arranger and joint book runner and HSBC Bank Australia Limited, as joint lead arranger and joint book runner.

10.3	Unconditional Guaranty dated as of April 4, 2016, by ResMed Corp., ResMed Motor Technologies Inc., Birdie Inc., and Inova Labs, Inc. in favor of MUFG Union Bank, N.A., as administrative agent.

99.1	Press Release dated April 4, 2016.